UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ 07719 (Address of principal executive offices)
(732) 359-1100 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2020, Manny Alia was appointed to serve on the Board of Directors (the “Board”) of BIO-key International, Inc. (the “Company”). We have not yet determined which committees of the Board, if any, Mr. Alia will serve as a member of.

Mr. Alia has over fifteen (15) years of experience in advising companies in the financial and banking industries. Since July 2019, he has served as the President of Exponential Launch Partners LLC, a corporate development, advisory and investment firm. Mr. Alia is also the Chief Executive Officer of Technology Transfer Institute (“TTI”), a company specializing in the delivery of technology solutions, since its establishment in 2019. From 2011 through 2019, Mr. Alia served as an Executive Director at JP Morgan Bank (“JP Morgan”) specializing in the financial and banking services industries and opportunities in Africa. Prior to serving as an Executive Director at JP Morgan, Mr. Alia served as Head of Wholesale Operations of JP Morgan’s Corporate and Investment Banking in the U.S. and Canada from 2007 through 2011. Mr. Alia received Bachelor of Arts in Accounting from SouthEastern University and a Master’s of Business Administration (MBA) from Cornell University.

Mr. Alia’s business acumen, financial experience, and network of relationships, particularly in Africa, strengthens the Board’s collective qualifications, skills, and experience as the Company’s business continues to grow and expand in Africa.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2020, the Company recently entered into a sales incentive agreement (the “Sales Agreement”) with TTI, a company in which Mr. Alia is the Chief Executive Officer, to pursue market opportunities in the continent of Africa.

There are no arrangements or understandings between Mr. Alia and any other persons pursuant to which Mr. Alia was selected as a director of the Company. Aside from the Sales Agreement, there are no relationships or related transactions between Mr. Alia and the Company that would be required to be reported.

Item 8.01     Other Events

On April 7, 2020, the Chairman and Chief Executive Officer of the Company issued a letter to the Company’s partners, customers and shareholders in the form of a press release (the “Letter”). The Letter provides certain information regarding the Company’s operations and recent developments and provides other business updates. A copy of the Letter is included as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter to partners, customers and shareholders, dated April 7, 2020, issued by the Chairman and CEO of BIO-key International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-key International, Inc.

Date: April 7, 2020	By:	/s/ Cecilia Welch
Cecilia Welch
Chief Financial Officer